As filed with the Securities and Exchange Commission on August 23, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LiveXLive Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0657263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of Principal Executive Offices)(Zip Code)

LIVEXLIVE MEDIA, INC.

2016 EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Robert S. Ellin
Chief Executive Officer and Chairman LiveXLive Media, Inc.
269 South Beverly Drive, Suite 1450 Beverly Hills, CA 90212
(310) 601-2505

(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Sasha Ablovatskiy, Esq. Jonathan Shechter, Esq.
Foley Shechter Ablovatskiy LLP
1001 Avenue of the Americas, 12th Floor New York, NY 10018
(212) 335-0465

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offerin gprice per share(3)	Proposed maximum aggregate offering price(3)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share(2)	5,000,000	$2.89	$14,450,000.00	$1,576.49
Total	5,000,000	$2.89	$14,450,000.00	$1,576.49

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2016 Equity Incentive Plan, as amended (as amended, the “2016 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)	Represents shares available for awards that may be granted under the 2016 Plan. To the extent outstanding awards under the 2016 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2016 Plan.

(3)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for purposes of calculating the registration fee. The maximum offering price with respect to the shares registered herein is based on the average of the high and low sale prices of a share of common stock as reported on The NASDAQ Capital Market on August 19, 2021.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by LiveXLive Media, Inc. (the “Company,” “we,” “us” or “our”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 5,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), that are issuable at any time or from time to time under the Company’s 2016 Equity Incentive Plan, as amended (as amended to date, the “2016 Plan”).

The additional 5,000,000 shares of Common Stock are authorized for issuance under the 2016 Plan pursuant to an Amendment No. 2 to the 2016 Plan which was approved by the Company’s stockholders at the 2020 annual meeting of stockholders held on September 17, 2020.

The Company previously filed a Registration Statement on Form S-8 (File No. 333-234619) on November 12, 2019 with the U.S. Securities and Exchange Commission (the “SEC”) to register 12,600,000 shares of Common Stock for issuance pursuant to the 2016 Plan (the “Prior Registration Statement”).

Upon the effectiveness of this Registration Statement, an aggregate of 17,600,000 shares of Common Stock will be registered for issuance from time to time under the 2016 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein. The Prior Registration Statement is currently effective.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description
4.1	Convertible Promissory Note, dated as of February 5, 2020, between React Presents, LLC and LiveStyle NA Live Holdings, Inc. (Incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on June 26, 2020).
4.2	Promissory Note, dated as of April 13, 2020, between the Company and MidFirst Bank (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 17, 2020).
4.3	8.5% Senior Secured Convertible Note, dated as of September 15, 2020, issued by the Company to Harvest Small Cap Partners, L.P. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2020).
4.4	8.5% Senior Secured Convertible Note, dated as of September 15, 2020, issued by the Company to Harvest Small Cap Partners Master, Ltd. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2020).
4.5	Promissory Note, dated as of June 2, 2021, issued by the Company to East West Bank (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2021).
5.1*	Opinion of Foley Shechter Ablovatskiy LLP.
23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.
23.2*	Consent of Foley Shechter Ablovatskiy LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page to this Registration Statement).
99.1	LiveXLive Media, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.23 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2016).
99.2	Amendment No. 1 to LiveXLive Media, Inc.’s 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.23 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on February 13, 2019).
99.3	Amendment No. 2 to the LiveXLive Media, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 6, 2021).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 23, 2021.

LIVEXLIVE MEDIA, INC.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael Quartieri
Name:	Michael Quartieri
Title:	Chief Financial Officer, Executive Vice President and Secretary (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Robert S. Ellin and Michael Quartieri and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Robert S. Ellin	Chief Executive Officer,	August 23, 2021
Robert S. Ellin	Chairman of the Board and Director

/s/ Jay Krigsman	Director	August 23, 2021
Jay Krigsman

/s/ Craig Foster	Director	August 23, 2021
Craig Foster

/s/ Ramin Arani	Director	August 23, 2021
Ramin Arani

/s/ Patrick Wachsberger	Director	August 23, 2021
Patrick Wachsberger
/s/ Kenneth Solomon	Director	August 23, 2021
Kenneth Solomon
/s/ Bridget Baker	Director	August 23, 2021
Bridget Baker

/s/ Maria Garrido	Director	August 23, 2021
Maria Garrido
/s/ Kristopher Wright	Director	August 23, 2021
Kristopher Wright

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